As filed with the Securities and Exchange Commission on August 14, 2015

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ABIOMED, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-2743260
( State or Other Jurisdiction of Incorporation or Organization )	( I.R.S. Employer Identification No. )

22 Cherry Hill Drive, Danvers, MA 01923

(Address, Including Zip Code, of Principal Executive Offices)

ABIOMED, Inc. 2015 Omnibus Incentive Plan

(Full Title of the Plan)

Michael R. Minogue

Chief Executive Officer and President

ABIOMED, Inc.

22 Cherry Hill Drive

Danvers, Massachusetts 01923

(978) 777-5410

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

with copies to:

Paul M. Kinsella

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

(617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share(2)	Proposed Maximum Aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value	2,000,000	$97.63	$195,260,000	$22,689.22

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminable number of additional shares of ABIOMED, Inc. Common Stock, par value $0.01 per share, that may become issuable pursuant to terms designed to prevent dilution resulting from stock splits, stock dividends or similar events.

(2)	The offering price for the shares of $97.63 per share has been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) of the Securities Act on the basis of the average high and low prices of ABIOMED, Inc. Common Stock reported on the NASDAQ Global Select Market as of a date (August 10, 2015) within five business days prior to the filing of this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by ABIOMED, Inc. (the “Registrant”) with the Securities and Exchange Commission are incorporated herein by reference:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015 (as filed on May 28, 2015);

(2)	The Registrant’s Proxy Statement (as filed on July 2, 2015);

(3)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2015 (as filed August 6, 2015);

(4)	The Registrant’s Current Reports on Form 8-K filed May 6, 2015, June 1, 2015, June 19, 2015, June 29, 2015 and August 14, 2015; and

(5)	The description of the Registrant’s Common Stock, $0.01 par value per share, contained in the Registrant’s Registration Statement on Form 8-A, filed on June 16, 1987 with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”) enables a corporation to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability of directors for unlawful payment of dividends or unlawful stock purchase or redemptions pursuant to Section 174 of the DGCL or (iv) any transaction from which a director derived an improper personal benefit. Article 8 of the Registrant’s Restated Certificate of Incorporation, as amended, eliminates the personal liability of our directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted by Delaware law.

Section 145(a) of the DGCL provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

The Registrant’s Restated Certificate of Incorporation, as amended, and its Amended and Restated Bylaws, together, provide that the Registrant is required to indemnify its officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and the Registrant is required to advance expenses to its officers and directors as incurred in connection with proceedings against such officers and directors for which they may be indemnified.

We have entered into indemnification agreements with each of our directors and certain of our officers and top management personnel and anticipate that we will enter into similar agreements with future directors and officers. Generally, these agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification. The indemnification agreements provide that we will pay certain amounts incurred by our directors or officers in connection with any civil or criminal action or proceeding, specifically including actions by or in our name (derivative suits) where the individual’s involvement is by reason of the fact that he is or was a director or officer. Such amounts include, to the maximum extent permitted by law, attorney’s fees, judgments, civil or criminal fines, settlement amounts and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreements, an indemnitee will not receive indemnification if the indemnitee is found not to have acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification of directors and officers.

The Registrant maintains directors’ and officers’ liability insurance for the benefit of its directors and officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of ABIOMED, Inc. (previously filed as Exhibit 3.1 to the registration statement on Form S-3 (File No. 333-36657) on September 29, 1997 and incorporated herein by reference).

4.2	Certificate of Designation of Series A Junior Preferred Stock (previously filed as Exhibit 3.3 to the registration statement on Form S-3 (File No. 333-36657) on September 29, 1997 and incorporated herein by reference).

4.3	Amendment to the Restated Certificate of Incorporation of ABIOMED, Inc. (previously filed as Exhibit 3.4 to the current report on Form 8-K (File No. 001-09585) on March 21, 2007 and incorporated herein by reference).

4.4	Amended and Restated By-laws of ABIOMED, Inc. (previously filed as Exhibit 3.2 to the annual report on Form 10-K (File No. 001-09585) on May 27, 2004 and incorporated herein by reference).

4.5	Specimen Certificate of Common Stock of ABIOMED, Inc. (previously filed as Exhibit 4.1 to the registration statement on Form S-1 (File No. 33-14861) and incorporated herein by reference).

4.6	ABIOMED, Inc. 2015 Omnibus Incentive Plan (previously filed as Appendix A to the definitive proxy statement on Schedule 14A (File No. 001-09585) on July 2, 2015 and incorporated herein by reference).

5.1*	Opinion of Ropes & Gray LLP.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Ropes & Gray LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page in Part II).

*	Filed herewith

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danvers, Commonwealth of Massachusetts, on the 14th day of August, 2015.

ABIOMED, INC.

By:	/s/ Michael R. Minogue
Michael R. Minogue
President, Chief Executive Officer and Chairman

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Michael R. Minogue and Michael J. Tomsicek, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of ABIOMED, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael R. Minogue Michael R. Minogue	President, Chief Executive Officer and Chairman (Principal Executive Officer)	August 14, 2015

/s/ Michael J. Tomsicek Michael J. Tomsicek	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 14, 2015

/s/ W. Gerald Austen W. Gerald Austen	Director	August 14, 2015

/s/ Dorothy E. Puhy Dorothy E. Puhy	Director	August 14, 2015

/s/ Eric A. Rose Eric A. Rose	Director	August 14, 2015

/s/ Martin P. Sutter Martin P. Sutter	Director	August 14, 2015

/s/ Henri A. Termeer Henri A. Termeer	Director	August 14, 2015

/s/ Paul Thomas Paul Thomas	Director	August 14, 2015

INDEX OF EXHIBITS

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of ABIOMED, Inc. (previously filed as Exhibit 3.1 to the registration statement on Form S-3 (File No. 333-36657) on September 29, 1997 and incorporated herein by reference).

4.2	Certificate of Designation of Series A Junior Preferred Stock (previously filed as Exhibit 3.3 to the registration statement on Form S-3 (File No. 333-36657) on September 29, 1997 and incorporated herein by reference).

4.3	Amendment to the Restated Certificate of Incorporation of ABIOMED, Inc. (previously filed as Exhibit 3.4 to the current report on Form 8-K (File No. 001-09585) on March 21, 2007 and incorporated herein by reference).

4.4	Amended and Restated By-laws of ABIOMED, Inc. (previously filed as Exhibit 3.2 to the annual report on Form 10-K (File No. 001-09585) on May 27, 2004 and incorporated herein by reference).

4.5	Specimen Certificate of Common Stock of ABIOMED, Inc. (previously filed as Exhibit 4.1 to the registration statement on Form S-1 (File No. 33-14861) and incorporated herein by reference).

4.6	ABIOMED, Inc. 2015 Omnibus Incentive Plan (previously filed as Appendix A to the definitive proxy statement on Schedule 14A (File No. 001-09585) on July 2, 2015 and incorporated herein by reference).

5.1*	Opinion of Ropes & Gray LLP.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Ropes & Gray LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page in Part II).

*	Filed herewith